© 2024 SEI 1 Company Contact: Media Contact: Leslie Wojcik Kerry Mullen SEI Vested +1 610-676-4191 +1 917-765-8720 lwojcik@seic.com kerry@fullyvested.com Pages: 2 FOR IMMEDIATE RELEASE SEI and TIFIN Partner to Power the Future of Wealth Through Artificial Intelligence Strategic Investment and Partnership Fosters Industry Talent, Innovation, and Growth OAKS, Pa., Feb. 21, 2024 – SEI® (NASDAQ:SEIC) today announced a strategic investment of $10 million in TIFIN, a leading innovation platform accelerating the adoption of artificial intelligence (AI) in wealth management. TIFIN’s pace of development and breadth of AI solutions—combined with SEI’s scale, technology, and distribution—will help enhance and personalize client experiences and support business growth. SEI and TIFIN expect that their strategic partnership will accelerate value and growth for the industry through:  Rapid exploration and solution delivery: Evaluating and testing new ideas quickly with a clear path to build or co-invest in promising opportunities  Access to market innovation: Engaging the financial services ecosystem to share best practices and resources and to stay abreast of the pace of change in AI and wealth technology  Talent development: Empowering growth and learning through access to a greater pool of talent in emerging technologies, as well as externship programs Sneha Shah, Head of New Business Ventures at SEI, said: “The industry is changing faster than ever, and it likely won’t slow down in the future. Like many emerging trends, AI has tremendous potential to disrupt financial services, as well as accelerate opportunity, access, and impact. We need a deep curiosity and willingness to challenge convention in order to realize the promise of AI in driving greater personalization, helping clients find signal in noise, and meeting our clients where and when they want. “Working with the right strategic partners during times of intense change can increase speed, confidence, and agility. TIFIN’s proven expertise in efficiently building startups at the intersection of AI and wealth—as well as their core values and organizational culture—align with our strategic focus Press release.

© 2024 SEI 2 on talent, culture, and growth. We are excited to bring our teams together to build brave futuresSM through the power of connection.” Vinay Nair, Founder and CEO of TIFIN, added: “We are in a golden age of applying AI to help deliver better individualized advice and more relevant investment products to more people. TIFIN has built and continues to build products to accelerate this future. “SEI has the scale and distribution to detect opportunities and deliver the solutions needed. This makes it a powerful combination, and we are thrilled to partner with SEI. We believe that our cultural synergies, access to talent and expertise, and network of strategic partners will help power the future of wealth.” About SEI® SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to help drive growth, make confident decisions, and protect futures. As of Dec. 31, 2023, SEI manages, advises, or administers approximately $1.4 trillion in assets. For more information, visit seic.com. About TIFIN TIFIN is an AI and innovation platform for better wealth outcomes. Founded by Dr. Vinay Nair, TIFIN creates and operates new companies that apply data science, AI, and technology to address frictions in wealth and asset management. TIFIN’s companies have included 55ip (sold to JP Morgan), Paralel and currently include Magnifi, TIFIN Wealth, TIFIN Give, TIFIN AG, TIFIN AMP, Helix, TIFIN @Work, and Sage. TIFIN has been backed by JP Morgan, Morningstar, Hamilton Lane, Franklin Templeton, Motive Partners, and Broadridge among others. Forward-looking statements This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as “may,” “will,” “expect,” “believe” and “continue” or “appear.” Our forward-looking statements include our current expectations as to:  the degree to which SEI’s strategic investment in TIFIN will accelerate growth;  whether SEI’s scale, technology, and market distribution will increase speed of solution delivery and enhance our clients’ experience through our strategic partnership with TIFIN;  whether rapid exploration and solution delivery, access to market innovation, and talent development will drive value and growth for the industry;  the degree to which SEI’s partnership with TIFIN will have any effect on the industry or the future of wealth;  whether or not SEI will receive any of the expected benefits from its investment; and  the potential of artificial intelligence to accelerate opportunity, access, and impact. You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission. ###